U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): March 3, 2009

Commission File Number: 000-33193

SNRG CORPORATION
(Exact name of small business issuer as specified in its charter.)

Nevada	90-0082485
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1800 St James
Suite 306
Houston, TX  77056
(Address of principal executive offices)

(713) 961-3200
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2009, SNRG Corporation (the “Company”) reported the assignment to it of rights underlying a January 11, 2009, letter of intent for the acquisition of up to a 70% interest in Tianshui Yellow River Industry Co, Ltd (Tianshui) for a total purchase price of $7,000,000 USD.  Tianshui owns 100% of the mining rights for approximately 1.5 square kilometers located near Liangshuiquan, Wudu Area, Gansu Province, P.R. China.  The closing of the purchase is contingent upon satisfactory evidence of Tianshui’s reserves and the Company raising the funding required to complete the transaction.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release

* Attached hereto.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNRG CORPORATION

/s/ D. Elroy Fimrite
D. Elroy Fimrite
President
March 3, 2009